SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

February 18, 2003 (December 6, 2002)

PATINA OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14344	75-2629477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1625 Broadway Denver, Colorado		80202
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code (303) 389-3600

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

On December 9, 2002, Patina Oil & Gas Corporation filed a Current Report on Form 8-K reporting under Item 2 the acquisition of the stock of Bravo Natural Resources, Inc. This Form 8-K/A amends that report by providing the financial information required by Item 7.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Consolidated Financial Statements and

Report of Independent Certified Pubic Accountants

BRAVO NATURAL RESOURCES, INC. AND SUBSIDIARIES

For the nine months ended September 30, 2002 and 2001 (unaudited)

and the year ended December 31, 2001

Report of Independent Certified Public Accountants

To the Board of Directors

of Bravo Natural Resources, Inc.:

We have audited the accompanying consolidated balance sheet of Bravo Natural Resources, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2001, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bravo Natural Resources, Inc. and subsidiaries as of December 31, 2001, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As explained in Note B to the consolidated financial statements, effective January 1, 2001, the Company changed its method of accounting for derivative instruments to adopt the requirements of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.

GRANT THORNTON LLP

Tulsa, Oklahoma

August 2, 2002 (except with respect to

the matters discussed in Note L, as to

which the date is December 6, 2002)

BRAVO NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

September 30, 2002 and December 31, 2001

ASSETS	September 30, 2002	December 31, 2001
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$—	$—
Accounts receivable:
Oil and gas sales	1,702,484	1,088,360
Joint operations and other	1,519,732	1,301,556
Prepaid expenses and other current assets	51,185	107,272
Derivative financial instruments	128,693	642,478

Total current assets	3,402,094	3,139,666

PROPERTY AND EQUIPMENT, at cost:
Oil and gas properties, full-cost method	73,187,523	49,697,956
Other	2,629,244	2,384,727

	75,816,767	52,082,683
Less—accumulated depreciation, depletion and amortization	(10,243,281)	(6,112,635)

	65,573,486	45,970,048

DERIVATIVE FINANCIAL INSTRUMENTS	68,918	676,883

OTHER ASSETS	265,135	25,247,170

	$69,309,633	$75,033,767

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$4,141,802	$6,316,527
Undistributed revenues	906,662	806,098
Derivative financial instruments	1,673,995	148,096

Total current liabilities	6,722,459	7,270,721

REVOLVING LINE OF CREDIT	30,821,428	38,484,428

NATURAL GAS IMBALANCES	1,123,866	184,902

DERIVATIVE FINANCIAL INSTRUMENTS	706,644	28,480

DEFERRED INCOME TAXES	4,742,694	4,221,505

COMMITMENTS AND CONTINGENCIES (Note K)

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value, 10,000 shares authorized, 1,955 shares issued and outstanding	20	20
Additional paid-in capital	19,867,580	19,721,151
Stockholder notes receivable	(2,152,980)	(2,006,551)
Retained earnings	8,892,525	6,389,958
Accumulated other comprehensive income (loss)	(1,414,603)	739,153

Total stockholders’ equity	25,192,542	24,843,731

	$69,309,633	$75,033,767

The accompanying notes are an integral part of these consolidated balance sheets.

BRAVO NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the nine months ended September 30, 2002 and 2001 and the year ended December 31, 2001

	September 30, 2002	September 30, 2001	December 31, 2001
	(unaudited)	(unaudited)
REVENUES:
Oil and gas sales	$13,115,864	$12,873,913	$16,640,524
Interest and other	11,972	56,262	147,508

	13,127,836	12,930,175	16,788,032

COSTS AND EXPENSES:
Lease operating	1,389,460	633,611	786,912
Taxes, severance and ad valorem	986,800	725,572	957,611
General and administrative	1,240,849	816,504	1,217,288
Non-recurring transaction costs	286,541	—	—
Depreciation, depletion and amortization	4,187,787	2,950,478	4,711,925
Interest	919,578	482,774	749,992

	9,011,015	5,608,939	8,423,728

INCOME BEFORE TAXES	4,116,821	7,321,236	8,364,304

INCOME TAXES	1,614,254	2,568,436	3,162,696

NET INCOME	$2,502,567	$4,752,800	$5,201,608

The accompanying notes are an integral part of these consolidated financial statements.

BRAVO NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the nine months ended September 30, 2002 (unaudited) and the year ended December 31, 2001

	Common Stock		Additional Paid-in Capital	Stockholder Notes Receivable	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount
BALANCE, January 1, 2001	1,259	$13	$12,472,607	$—	$1,188,350	$—	$13,660,970

Comprehensive income:
Net income	—	—	—	—	5,201,608	—	5,201,608
Transition adjustment from adoption of SFAS 133	—	—	—	—	—	1,481,504	1,481,504
Current period reclassification to earnings	—	—	—	—	—	(319,526)	(319,526)
Current period change in derivative instruments	—	—	—	—	—	(422,825)	(422,825)

Total comprehensive income							5,940,761

Issuance of stock	696	7	7,199,735	—	—	—	7,199,742

Notes from stockholders for purchase of stock	—	—	—	(1,957,742)	—	—	(1,957,742)

Interest on stockholder notes	—	—	48,809	(48,809)	—	—	—

BALANCE, December 31, 2001	1,955	20	19,721,151	(2,006,551)	6,389,958	739,153	24,843,731

Comprehensive income:
Net income	—	—	—	—	2,502,567	—	2,502,567
Current period reclassification to earnings	—	—	—	—	—	(186,849)	(186,849)
Current period change in derivative instruments	—	—	—	—	—	(1,966,907)	(1,966,907)

Total comprehensive income							348,811

Interest on stockholder notes	—	—	146,429	(146,429)	—	—	—

BALANCE, September 30, 2002	1,955	$20	$19,867,580	$(2,152,980)	$8,892,525	$(1,414,603)	$25,192,542

The accompanying notes are an integral part of these consolidated financial statements.

BRAVO NATURAL RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2002 and 2001 and the year ended December 31, 2001

	September 30, 2002	September 30, 2001	December 31, 2001
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,502,567	$4,752,800	$5,201,608
Adjustments to reconcile net income to cash provided by operating activities—
Depreciation, depletion and amortization	4,187,787	2,950,478	4,711,925
Deferred income taxes	1,614,254	2,568,436	3,162,696
Changes in assets and liabilities:
Accounts receivable	(753,308)	(907,684)	399,809
Prepaid expenses and other current assets	56,087	2,307	170,717
Accounts payable and accrued liabilities	(2,307,103)	1,362,143	2,160,664
Undistributed revenues	100,564	866,026	381,644
Other noncurrent assets	—	49,998	184,902

Net cash provided by operating activities	5,400,848	11,644,504	16,373,965

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures—
Drilling activities	(6,579,154)	(25,690,478)	(29,897,777)
Acquisitions of oil and gas properties	(27,059,871)	(1,289,328)	(1,581,435)
Other	(244,517)	(1,035,275)	(1,964,943)
Proceeds from the sale of oil and gas interests	11,220,800	40,937	38,203
Deposit held for asset purchase	24,927,487	—	(24,927,487)

Net cash provided by (used in) investing activities	2,264,745	(27,974,144)	(58,333,439)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	—	—	5,242,000
Advances on revolving line of credit	12,322,455	32,701,000	62,610,428
Payments on revolving line of credit	(19,985,455)	(16,434,000)	(25,749,000)
Loan acquisition costs	(2,593)	—	(206,594)

Net cash provided by (used in) financing activities	(7,665,593)	16,267,000	41,896,834

NET DECREASE IN CASH AND CASH EQUIVALENTS	—	(62,640)	(62,640)

CASH AND CASH EQUIVALENTS, beginning of period	—	62,640	62,640

CASH AND CASH EQUIVALENTS, end of period	$—	$—	$—

SUPPLEMENTAL CASH FLOWS:
Cash paid for interest	$919,578	$482,774	$750,000

Cash paid for income taxes	$—	$141,130	$160,470

The accompanying notes are an integral part of these consolidated financial statements.

BRAVO NATURAL RESOURCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the nine months ended September 30, 2002 (unaudited) and 2001 (unaudited) and the year ended December 31, 2001

A—ORGANIZATION AND OPERATIONS

Bravo Natural Resources, Inc., a Delaware corporation, was organized on August 16, 1999 for the purpose of acquisition, development, production, exploration for, and the sale of oil and gas. The Company sells its oil and gas production to domestic pipelines and its primary operating areas are the Mid-Continent and East Texas regions.

In November 2001, the Company entered into a purchase and sale agreement to acquire the Mid-Continent assets of Swift Energy Company (“Swift”). The Swift transaction with an intermediary closed in December 2001, and was effective November 1, 2001. During 2001, the Company loaned approximately $24 million to the intermediary to acquire and hold the Swift properties. This amount was classified as other assets in the consolidated balance sheet at December 31, 2001.

In the Swift transaction, the Company acquired 40 operated and 85 non-operated wells for aggregate cash consideration of approximately $25 million. The acquisition was funded with approximately $5 million from equity contributions and approximately $20 million from the revolving credit facility. The acquisition has been accounted for under the purchase method of accounting and the purchase price was allocated to the assets acquired and liabilities assumed, primarily natural gas imbalances, based on their estimated fair values.

In December 2001, the Company also entered into an agreement to sell its acreage position in the Barnett Shale Prospect (“Barnett”). The Barnett transaction was effective October 1, 2001. In the Barnett sale, the Company disposed of eight operated wells and leasehold acreage for aggregate consideration of approximately $10 million, plus contingent consideration not to exceed $2.5 million. The net proceeds were recorded against oil and gas properties in 2002. The Company acquired the Swift properties from the intermediary concurrent with the closing of the Barnett transaction in January 2002. This purchase and sale was treated as a reverse like-kind exchange for tax purposes.

B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.    Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Whitmar Natural Resources and North Texas Gathering Company (collectively, the “Company”). In January 2001, Whitmar Natural Resources was merged with and into Bravo Natural Resources, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

The accompanying unaudited consolidated financial statements as of September 30, 2002, and for the nine months ended September 30, 2002 and 2001, include all material adjustments (consisting of only normal recurring adjustments) that the Company considers necessary for a fair presentation. The results of operations for the nine-month periods are not necessarily indicative of the results for a full year.

2.    Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

3.    Oil and Gas Properties

The Company uses the full-cost method of accounting for its oil and gas properties. Under this method, all acquisition, exploration and development costs, including certain related employee costs, incurred for the purpose of finding oil and gas are capitalized. Such amounts include the cost of drilling and equipping productive wells, dry hole costs, lease acquisition costs, delay rentals and costs related to such activities. Costs, including related employee costs, associated with production and general corporate activities are expensed in the period incurred. Sales of natural gas and oil properties, whether or not being amortized currently, are accounted for as adjustments of capitalized costs, with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas.

The Company computes the provision for depreciation, depletion and amortization (“DD&A”) of oil and gas properties using the units of production method based upon production and estimates of proved reserve quantities. Unevaluated costs and related carrying costs are excluded from the amortization base until the properties associated with these costs are evaluated. The amortization base includes estimated future development costs and dismantlement, restoration and abandonment costs, net of estimated salvage values. DD&A per equivalent thousand cubic feet (“Mcf”) of the Company’s oil and gas properties was $1.00 and $1.01 for the nine months ended September 30, 2002 and 2001, respectively, and $1.13 for the year ended December 31, 2001.

The Company excludes the costs directly associated with acquisition and evaluation of unproved properties from the DD&A calculation until it is determined whether or not proved reserves can be assigned to the properties. These properties are assessed at least annually to ascertain whether an impairment has occurred. Such costs are transferred into the amortization base on an ongoing basis as projects are evaluated and proved reserves established or impairment determined. As of September 30, 2002 and December 31, 2001, the Company excluded $0 and approximately $437,000, respectively, related to unproved properties from the amortization base.

The Company’s unamortized costs of oil and gas properties are limited to the sum of the future net revenues attributable to proved oil and gas reserves using unescalated prices and operating costs in effect at period end, discounted at 10%, plus the lower of cost or fair value of any unproved properties, as adjusted for related income tax effects (the “Full Cost Ceiling”). If the Company’s unamortized costs of oil and gas properties exceed the Full Cost Ceiling, a provision for additional DD&A is required. The Company’s capitalized costs were not in excess of the Full Cost Ceiling at September 30, 2002 or December 31, 2001.

4.    Other Property and Equipment

Other property and equipment consists of office furniture, computer hardware and software, leasehold improvements and gathering systems. Depreciation of other property and equipment is provided using the straight-line method based on estimated useful lives ranging from three to 15 years.

5.    Revenue Recognition

Natural gas revenues are recorded using the sales method. Under this method, the Company recognizes revenues based on actual volumes of gas sold to purchasers. The Company and other joint interest owners may sell more or less than their entitlement share of the natural gas volumes produced. A liability is recorded and revenue is deferred if the Company’s excess sales of natural gas volumes exceed its estimated remaining recoverable reserves. At September 30, 2002 and December 31, 2001, the Company’s net gas-balancing position was approximately 18,000 Mcf over produced and 175,000 Mcf under produced, respectively, net of the portions recorded as natural gas imbalances liabilities in the consolidated balance sheets.

6.    General and Administrative Expense

The Company receives fees for operation of jointly owned oil and gas properties and records such reimbursements as reductions of general and administrative expense. Such fees totaled approximately $359,000 and $355,000, for the nine months ended September 30, 2002 and 2001, respectively, and approximately $437,000 for the year ended December 31, 2001.

7.    Hedging

The Company uses hedges (swaps, floors, collars and forward sales) to reduce the impact of oil and natural gas price fluctuations. Gains or losses from commodity swaps, floors and collars are recognized as an adjustment to sales revenue when the related transactions being hedged are finalized. The cash flows from such agreements are included in operating activities in the statement of cash flows.

In June 1998, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”). SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative’s fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative’s gains and losses to offset related results on the hedged item in the statement of operations. Companies must formally document, designate and assess the effectiveness of transactions that receive hedge accounting.

Upon adoption of SFAS 133 on January 1, 2001, the Company recorded a net transition receivable of $2.4 million related to cash flow hedges in place that are used to reduce the volatility in commodity prices for portions of the Company’s forecasted oil and gas production. Additionally, the Company recorded, net of tax, an adjustment to accumulated other comprehensive income in the Stockholders’ Equity section of the balance sheet of approximately $1.5 million.

During 2001 and the nine months ended September 30, 2002, there were no significant gains or losses recognized in earnings for hedge ineffectiveness.

During 2001, the Company discontinued applying hedge accounting treatment for all of its derivative financial instruments in which Enron North America Corporation (“Enron”) was the counter-party. Enron filed for Chapter 11 bankruptcy protection in 2001 and the Company is an unsecured creditor. The Company was in a net receivable position with Enron of approximately $2.9 million at the time of default. Based on an independent quote from a third party, management estimates the fair value of the claim to be approximately $344,000, which is included in the consolidated balance sheets in accounts receivable.

8.    Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS 109”). As changes in the tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

9.    Concentration of Credit Risk

The Company’s oil and gas sales are to a variety of purchasers, including intrastate and interstate pipelines or their marketing affiliates and independent marketing companies. The Company’s joint operations accounts receivable are from a large number of oil and gas companies, partnerships, individuals and others who own interests in the properties operated by the Company. Management believes that any credit risk imposed by a concentration in the oil and gas industry is offset by the credit worthiness of the Company’s customer base. The Company had two customers whose purchases respectively accounted for 53% and 23% of total revenues for the nine months ended September 30, 2002, and three customers whose purchases respectively accounted for 37%, 34% and 10% of total revenues for the nine months ended September 30, 2001. The Company had two customers whose purchases respectively accounted for 42% and 22% of total revenues for the year ended December 31, 2001.

10.    Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include depreciation, depletion and amortization of proved oil and gas properties. Oil and gas reserve estimates, which are the basis for units of production DD&A and the Full Cost Ceiling, are inherently imprecise and are expected to change as future information becomes available.

11.    Stock-Based Compensation

The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, to account for stock-based compensation and the disclosure only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”).

12.    New Accounting Pronouncements

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations. Currently, the Company accrues future abandonment costs of wells and related facilities through its depreciation calculation and includes the cumulative accrual in accumulated depreciation. The new standard will require that the Company record the discounted fair value of the retirement obligation as a liability at the time a well is drilled or acquired. A corresponding amount will be capitalized as part of the related property’s carrying amount. The capitalized asset retirement cost will be amortized to expense on the unit-of-production method based on proved developed reserves. The liability will accrete over time with a charge to interest expense. The Company will adopt the new standard effective January 1, 2003. While the new standard will require that the Company change its accounting for such abandonment obligations, the Company has not completed its evaluation of the impact of the new standard on its financial statements.

In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”). SFAS 144 creates accounting and reporting standards to establish a single accounting model, based on the framework established in Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, for long-lived assets to be held and used or to be disposed of by sale. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. The provisions of SFAS 144 generally are to be applied prospectively. The adoption of SFAS 144 on January 1, 2002, did not have a material impact on the Company’s financial position or results of operations.

In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146, Accounting forCosts Associated with Exit or Disposal Activities (“SFAS 146”). SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The Company has not completed its evaluation of the impact of the new standard on its financial statements.

C—REVOLVING LINE OF CREDIT

The Company has available a $40 million revolving credit facility under the First Amended and Restated Revolving Credit Agreement, dated December 19, 2001, between the Company and certain banks. The facility establishes a borrowing base, $40 million at September 30, 2002, which is subject to semi-annual redetermination based on the banks’ evaluation of the Company’s oil and gas reserves.

Outstanding advances under the facility bear interest payable monthly at either the Base Rate, or at the Company’s option, a LIBOR rate (terms as defined in the agreement) plus an applicable margin ranging from 1.00% to 1.78% based on the borrowing base usage at the time of the borrowing. In addition, the Company must pay a commitment fee ranging from 0.1% to 0.4% per annum based on the unused portion of the banks’ commitment. Amounts outstanding under the facility at September 30, 2002 and December 31, 2001, were at a weighted average interest rate of approximately 3.6% and 4.75%, respectively.

The revolving facility is available to the Company until December 2003, at which time the outstanding balance will be due in 23 consecutive monthly installments of principal and interest (based on a 48 month amortization period) beginning in January 2004, together with one final installment equal to the outstanding and unpaid principal and interest balance in December 2005.

Additionally, the facility provides for the issuance of up to $3 million in letters of credit, limited to the total availability under the facility. At September 30, 2002 and December 31, 2001, letters of credit of $425,000 and $0 were outstanding, respectively.

The Company’s borrowings are collateralized by certain of the Company’s oil and gas properties and are subject to various financial and non-financial covenants. Significant financial covenants include the maintenance of certain minimum net worth and cash flow coverage ratios. At September 30, 2002 and December 31, 2001, the Company was in compliance with the covenants.

D—DRILLING ADVANCES

The Company receives drilling advances from joint interest owners, which were applied toward the payment of drilling costs to be incurred in 2002. At September 30, 2002 and December 31, 2001, the Company held drilling advances totaling $0 and $190,726, respectively, which are included in accounts payable and accrued liabilities.

E—INCOME TAXES

The provision for income taxes includes income taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities. The provision for income taxes for the nine months ended September 30, 2002 and 2001, and the year ended December 31, 2001, consists of the following:

	September 30, 2002	September 30, 2001	December 31, 2001
Federal income taxes:
Current	$—	$—	$—
Deferred	1,411,563	2,202,374	2,738,075

State income taxes:
Current	—	—	—
Deferred	202,691	366,062	424,621

Total	$1,614,254	$2,568,436	$3,162,696

Under SFAS 109, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets (liabilities) as of September 30, 2002 and December 31, 2001, are as follows:

	September 30, 2002	December 31, 2001
Exploration and development costs capitalized for financial purposes, expensed for tax purposes	$(14,443,786)	$(12,421,426)

Gain recognized on sales of oil and gas properties for tax purposes, not reported as a gain for financial purposes	1,304,560	1,068,888

Excess depreciation, depletion and amortization of oil and gas properties for financial purposes over tax purposes	1,607,763	1,203,460

Alternative minimum tax carryforward	77,363	77,363

Tax effect of derivative financial instruments	818,995	(428,144)

Tax effect of net operating loss carryforwards	5,892,411	6,278,354

Net non-current deferred tax liability	$(4,742,694)	$(4,221,505)

The effective tax rates during the nine months ended September 30, 2002 and 2001 and the year ended December 31, 2001, differ from the statutory rate of 34% principally because of the effects of state income taxes, net of federal tax benefit.

The Company had net tax operating loss carry forwards aggregating approximately $15.7 million and $16.8 million available at September 30, 2002 and December 31, 2001, to offset future taxable income. These carry forwards begin expiring in 2019.

F—RISK MANAGEMENT

The Company uses financial instruments to reduce its exposure to market fluctuations in the price and transportation cost of oil and gas. The Company’s general strategy is to hedge price and location risk with swap, collar, floor and ceiling arrangements.

The Company had financial hedges with a fair market value of $(2.2) million and $1.1 million at September 30, 2002 and December 31, 2001, respectively. The fair market value was based on quotes obtained from the counter-parties to the hedge agreements.

The Company’s hedged positions as of December 31, 2001, are set forth in the following tables for barrels (“Bbls”) of oil and Million British Thermal Units (“Mmbtu”) for gas:

Oil Production

Year	Bbls	Average Price/Bbl
2002	26,400	$19.80

Natural Gas Production
Year	Mmbtu	Average Price/Mmbtu	Average Floor Price/Mmbtu	Average Ceiling Price/Mmbtu
Price Swaps:
2002	1,960,000	$2.98	—	—
2003	1,080,000	$3.44	—	—
2004	1,680,000	$3.64	—	—

Costless Collars:
2002	1,080,000	—	$3.00	$4.02
2003	720,000	—	$3.00	$4.02

The Company’s hedged positions as of September 30, 2002, are set forth in the following tables:

Oil Production

Year	Bbls	Average Price/Bbl
2002	10,500	$24.00
2003	37,500	$22.18
2004	7,500	$21.00

Natural Gas Production

Year	Mmbtu	Average Price/Mmbtu	Average Floor Price/Mmbtu	Average Ceiling Price/Mmbtu
Price Swaps:
2002	555,000	$3.06	—	—
2003	1,080,000	$3.44	—	—
2004	1,680,000	$3.64	—	—

Costless Collars:
2002	390,000	—	$3.00	$4.01
2003	1,800,000	—	$3.10	$4.13

In addition to the hedged gas positions, the Company utilizes basis swaps to hedge the basis difference between its gas production and NYMEX prices.

G—STOCKHOLDERS’ EQUITY

The Company and its stockholders have entered into a subscription and contribution agreement, (“Contribution Agreement”), whereby the stockholders have committed $26.5 million in equity contributions for the issuance of 2,646 shares of the Company’s common stock. At September 30, 2002 and December 31, 2001, the stockholders had contributed $17.9 million under this agreement. The Company will, from time to time, request additional contributions up to approximately $8.6 million, from the subscribers for general corporate purposes and to fund the acquisition and development of oil and gas properties.

H—EMPLOYEE STOCK OPTION PLAN

In 1999, the Company adopted the Option Plan (the “Plan”). Under the Plan, up to 616 shares of common stock are available for issuance to certain officers and employees of the Company at a variable exercise price in excess of the price received in the most recent sale of common stock. The exercise price, which is identical for all outstanding options, is determined based on an escalating formula, and thus, will vary based on the actual dates of exercise. The exercise price as of December 31, 2001 was approximately $11,400. Because the ultimate exercise price of the options is dependent on the actual dates the options are exercised, the Company applies variable plan accounting. Under variable plan accounting, changes in the intrinsic value of the options are recorded each period as adjustments to compensation expense in the consolidated statements of operations.

The Company obtained an appraisal of its common stock from an independent third-party in October 2001, which indicated that the then current exercise price of the outstanding options exceeded the fair value of its common stock. The Company updated that appraisal internally as of December 31, 2001 using methodologies consistent with those used by the third-party in the October 2001 appraisal. Management believes, based on the results of that review, that the exercise price of the options exceeded the fair value of the common stock as of December 31, 2001. Accordingly, no compensation expense has been recorded in the accompanying consolidated statement of operations for the year ended December 31, 2001.

During the nine months ended September 30, 2002, the Company granted 138 stock options and no stock options were exercised. At September 30, 2002, 401 options were outstanding, 262 of which were exercisable. At September 30, 2001, 420 options were outstanding, 200 of which were exercisable. During the year ended December 31, 2001, the Company granted ten stock options and a total of 167 options were exercised. At December 31, 2001, 263 options were outstanding, 124 of which were exercisable. Options granted under the Plan expire on August 16, 2004, and vest ratably over a three-year period from the date of grant.

In October 2001, the Company loaned certain members of management $1,957,742 to fund the exercise of 167 stock options. The notes bear interest of 10% and interest is payable in annual installments totaling $195,774 per year in October. Total principal amounts are due and payable at maturity in October 2004. The notes are collateralized by the shares of the Company acquired with the proceeds. As of September 30, 2002 and December 31, 2002, accrued interest on the notes amounted to $195,238 and $48,809, respectively. These notes and the related interest have been accounted for as equity transactions in the consolidated balance sheets.

Also, in connection with the initial capitalization of the Company in 1999, 64 warrants were issued to a stockholder of the Company in consideration of the stockholder’s subscription for shares of capital stock in the Company. The warrants are subject to a subscription payment percentage based upon the actual capital contributed to the total capital subscribed and have an exercise price formula consistent with the Plan’s provisions. At September 30, 2002 and December 31, 2001, 43 warrants were available for exercise under the agreement. No warrants had been exercised as of September 30, 2002. Warrants granted expire on August 16, 2004, and were fully vested on the date of grant.

No compensation expense was recorded in connection with the issuance of the options, as the exercise prices are in excess of the estimated fair value of the common stock. Pro forma net income under the fair value method of accounting for equity instruments under SFAS 123 would have been approximately the same as actual net income.

I—RELATED PARTY TRANSACTIONS

The Company’s largest shareholder, Natural Gas Partners V, L.P. (“NGP”), is an affiliate of certain directors of the Company. The Company pays directors fees in the amount of $40,000 annually and advisory fees in the amount of $75,000 annually to NGP, as specified in the Company bylaws and Advisory Service and Indemnification Agreement, respectively.

J—NON-RECURRING TRANSACTION COSTS

In June 2002, the Company engaged Petrie Parkman & Co., Inc. to explore strategic alternatives for the Company including a merger, sale or other transactions involving the stock or assets of the Company. The Company incurred expenses of approximately $287,000 during the nine-month period ended September 30, 2002 related to these activities.

K—COMMITMENTS AND CONTINGENCIES

The Company leases equipment and office space under operating leases expiring on various dates through 2006. Rent expense was $74,423, $63,947 and $102,242 for the nine months ended September 30, 2002 and 2001 and the year ended December 31, 2001, respectively. Minimum annual lease commitments at September 30, 2002, for the calendar years following are approximately $54,000 in 2002, $160,000 in 2003, $113,000 in 2004, $32,000 in 2005 and $24,000 in 2006.

The Company is obligated for severance pay to an employee of the Company in the event of a change of ownership of the Company, in an amount of not less than one year of salary at the time of a change in ownership. At September 30, 2002, the amount would be approximately $103,000.

L—SUBSEQUENT EVENT

On December 6, 2002, Patina Oil & Gas Corporation (“Patina”) acquired all of the outstanding capital stock of the Company for total consideration of approximately $119 million. As a result of this transaction all equity instruments, other than the common stock acquired by Patina, were cancelled.

M—UNAUDITED SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION

All reserve estimates are based on economic and operating conditions at the end of the year. Future net cash flows as of each year-end were computed by applying then current prices to estimated future production less estimated future expenditures (based on current costs) to be incurred in producing and developing the reserves. All reserves are located onshore in the United States of America.

Future prices received for production and future production costs may vary, perhaps significantly, from the prices and costs assumed for purposes of these estimates. There can be no assurance that the proved reserves will be developed within the periods indicated or that prices and costs will remain constant. With respect to certain properties that historically have experienced seasonal curtailment, the reserve estimates assume that the seasonal pattern of such curtailment will continue in the future. There can be no assurance that actual production will equal the estimated amounts used in the preparation of reserve projections.

There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures. The data in the tables below represent estimates only. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way, and estimates of other engineers might differ materially from those shown below. The accuracy of any reserve estimate is a function of the quality of available data and engineering and geological interpretation and judgment. Results in drilling, testing and production after the date of the estimate may justify revisions. Accordingly, reserve estimates are often materially different from the quantities of oil and gas that are ultimately recovered.

Quantities of Proved Reserves

	Oil	Natural Gas
	(MBbl)	(MMcf)

Balance, December 31, 2000	549	30,284
Revisions	(117)	(5,667)
Extensions, discoveries and additions	1,628	20,712
Production	(75)	(3,750)
Purchases	120	7,779
Sales	—	—

Balance, December 31, 2001	2,105	49,358

Proved Developed Reserves

	Oil	Natural Gas
	(MBbl)	(MMcf)

December 31, 2000	357	18,386

December 31, 2001	448	27,686

Standardized Measure

December 31, 2001
(In thousands)
Future cash inflows	$174,958
Future costs
Production	(51,638)
Development	(23,391)

Future net cash flows	99,929
Undiscounted income taxes	(34,975)

After tax net cash flows	64,954
10% discount factor	(33,867)

Standardized measure	$31,087

Pretax Standardized measure (SEC PV10)	$47,209

Changes in Standardized Measure

December 31, 2001
(In thousands)
Standardized measure, beginning of year	$58,308
Revisions:
Prices and costs	(63,686)
Quantities and timing	(9,231)
Development costs	(17,705)
Accretion of discount	7,041
Income taxes	15,275

Net revisions	(68,306)
Extensions, discoveries and additions	22,112
Production	(14,896)
Future development costs incurred	29,898
Purchases (a)	3,971

Standardized measure, end of year	$31,087

(a)	“Purchases” includes the present value at the end of the period acquired during the year plus cash flow received on such properties during the period, rather than their estimated present value at the time of the acquisition.

(b)	Pro Forma Financial Information.

The following unaudited pro forma combined financial statements give effect to the December 6, 2002 acquisition by Patina Oil & Gas Corporation (“Patina” or the “Company”) of the stock of Bravo Natural Resources, Inc. (“Bravo”), a Delaware corporation, for consideration of $119 million. The unaudited pro forma combined financial statements are derived from the historical financial statements of Patina and Bravo. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2002 and for the year ended December 31, 2001 reflect the Bravo acquisition, accounted for as a purchase, as if the acquisition occurred on January 1, 2001. The unaudited pro forma combined balance sheet at September 30, 2002 reflects the consummation of the Bravo acquisition as if it occurred on September 30, 2002. The unaudited pro forma combined financial data should be read in conjunction with the notes thereto and the historical financial statements of Patina and Bravo, including the notes thereto.

The unaudited pro forma combined financial statements do not purport to be indicative of the results of operations that would actually have occurred if the transaction described had occurred as presented in such statements or that may occur in the future. In addition, future results may vary significantly from the results reflected in such statements due to general economic conditions, oil and gas commodity prices, Patina’s ability to successfully integrate the operations of Bravo with its current business and several other factors, many of which are beyond Patina’s control.

The Bravo acquisition will be accounted for using the purchase method. The purchase cost will be allocated to the Bravo assets and liabilities based on their respective fair values. The final allocation of the actual purchase price is subject to the final valuation of the acquired assets, but that allocation is not expected to differ materially from the preliminary allocation presented in these pro forma combined financial statements.

PATINA OIL & GAS CORPORATION

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of September 30, 2002

(In thousands except share data)

	Historical		Pro Forma
ASSETS	Patina	Bravo	Adjustments		As Adjusted
Cash and equivalents	$465	$—	$—		$465
Accounts receivable	16,920	3,222	—		20,142
Inventory and other	4,847	51	—		4,898
Unrealized hedging gains	10,409	129	(129)	(a)	10,409

Current assets	32,641	3,402	(129)		35,914

Unrealized hedging gains	19,497	69	(69)	(a)	19,497

Oil and gas properties, successful efforts method	844,464	73,188	90,907	(a)	1,008,559
Accumulated depletion, depreciation and amortization	(448,817)	(9,935)	9,935	(a)	(448,817)

	395,647	63,253	100,842		559,742

Field equipment and other	8,397	2,629	(434)	(a)	10,592
Accumulated depreciation	(4,644)	(308)	308	(a)	(4,644)

	3,753	2,321	(126)		5,948

Other assets	4,534	265	(264)	(a)	4,535

	$456,072	$69,310	$100,254		$625,636

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$34,012	$4,142	—		38,154
Deferred income taxes	—	—	—		—
Accrued liabilities	6,387	906	2,169	(a)	9,462
Current portion of bank debt	28,000	—	118,974	(a)	146,974
Unrealized hedging losses	8,347	1,674	(1,674)	(a)	8,347

Current liabilities	76,746	6,722	119,469		202,937

Bank debt, net of current portion	6,000	30,821	(30,821)	(a)	6,000
Deferred income taxes	49,591	4,743	37,506	(a)	91,840
Other noncurrent liabilities	10,710	1,124	—		11,834
Unrealized hedging losses	850	707	(707)	(a)	850
Deferred compensation liability	34,057	—	—		34,057

Commitments and contingencies

Stockholders’ equity
Preferred Stock, $.01 par, 5,000,000 shares authorized, none issued	—	—	—		—
Common Stock, $.01 par, 125,000,000 shares authorized, 27,548,047 shares issued	275	—	—		275
Less Common Stock Held in Treasury, at cost, 1,035,976 shares	(6,808)	—	—		(6,808)
Capital in excess of par value	163,659	19,867	(19,867)	(a)	163,659
Stockholder notes receivable	—	(2,153)	2,153	(a)	—
Retained earnings	107,120	8,893	(8,893)	(a)	107,120
Accumulated other comprehensive income	13,872	(1,414)	1,414	(a)	13,872

	278,118	25,193	(25,193)		278,118

	$456,072	$69,310	$100,254		$625,636

The accompanying notes are an integral part of these pro forma combined financial statements.

PATINA OIL & GAS CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2002

(In thousands except per share data)

	Historical		Pro Forma
	Patina	Bravo	Adjustments		As Adjusted
REVENUES
Oil and gas sales	$149,265	$13,116	$—		$162,381
Other	4,960	12	—		4,972

	154,225	13,128	—		167,353

EXPENSES
Lease Operating	20,133	1,389	—		21,522
Production taxes	7,649	987	—		8,636
Exploration	1,353	—	—		1,353
General and administrative	8,552	1,241	—		9,793
Non-recurring transaction costs	—	286	(286)	(b)	—
Interest and other	1,775	920	1,757	(c)	4,452
Deferred compensation adjustment	6,417	—	—		6,417
Depletion, depreciation, and amortization	47,590	4,188	1,021	(d), (e)	52,799

	93,469	9,011	2,492		104,972

Pretax income (loss)	60,756	4,117	(2,492)		62,381

Provision (benefit) for income taxes	21,319	1,614	(1,045)	(f)	21,888

Net income (loss)	$39,437	$2,503	$(1,447)		$40,493

Net income per share
Basic	$1.51				$1.55

Diluted	$1.43				$1.47

Weighted average shares outstanding
Basic	26,200				26,200

Diluted	27,527				27,527

The accompanying notes are an integral part of these pro forma combined financial statements.

PATINA OIL & GAS CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2001

(In thousands except per share data)

	Historical		Pro Forma
	Patina	Bravo	Adjustments		As Adjusted
REVENUES
Oil and gas sales	$211,271	$16,641	$—		$227,912
Other	2,902	147	—		3,049

	214,173	16,788	—		230,961

EXPENSES
Lease Operating	25,356	787	—		26,143
Production taxes	13,462	958	—		14,420
Exploration	513	—	—		513
General and administrative	10,994	1,217	—		12,211
Interest and other	7,034	750	6,150	(c)	13,934
Impairment of oil and gas hedges	6,370	—	—		6,370
Deferred compensation adjustment	3,236	—	—		3,236
Depletion, depreciation, and amortization	49,916	4,712	436	(d), (e)	55,064

	116,881	8,424	6,586		131,891

Pretax income (loss)	97,292	8,364	(6,586)		99,070

Provision (benefit) for income taxes	35,025	3,162	(2,540)	(f)	35,647

Net income (loss)	$62,267	$5,202	$(4,046)		$63,423

Net income per share
Basic	$2.50				$2.54

Diluted	$2.31				$2.36

Weighted average shares outstanding
Basic	24,957				24,957

Diluted	26,916				26,916

The accompanying notes are an integral part of these pro forma combined financial statements.

PATINA OIL & GAS CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1)	PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been made to the balance sheet as of September 30, 2002 and to the statements of operations for the nine months ended September 30, 2002 and for the year ended December 31, 2001:

(a)	To record the purchase transaction and allocate the purchase price to the assets acquired and the liabilities assumed based on the fair values of each item as follows:

	Bravo Book Value	Estimated Fair Value	Pro Forma Adjustment
Current assets	3,402	3,273	(129)
Unrealized hedging gains	69	—	(69)
Oil and gas properties	73,188	164,095	90,907
Field equipment and other	2,629	2,195	(434)
Accumulated DD&A	(10,243)	—	10,243
Other assets	265	1	(264)
Current liabilities	(6,722)	(7,217)	(495)
Bank debt	(30,821)	—	30,821
Deferred income taxes	(4,743)	(42,249)	(37,506)
Other noncurrent liabilities	(1,124)	(1,124)	—
Unrealized hedging losses	(707)	—	707

	$25,193	$118,974	$93,781

Upon consummating the acquisition, Bravo’s bank debt was paid in full and its hedge positions were subsequently closed. Accordingly, no fair value was allocated to Bravo’s bank debt or hedges. Patina funded the acquisition with borrowings on its bank facility.

(b)	To reverse non-recurring transaction costs.

(c)	To adjust interest expense based on borrowings to fund the acquisition as follows:

	Nine Months Ended September 30, 2002	Year Ended December 31, 2001
Incremental bank debt	$118,974	$118,974
Weighted average interest rate	3.0%	5.8%

Incremental interest expense	2,677	6,900

Less Bravo interest expense	(920)	(750)

Pro Forma adjustment	$1,757	$6,150

(d)	To record depletion expense under the successful efforts method of accounting resulting in a rate of $7.25 per barrel of oil equivalent. This rate reflects the impact of the purchase price allocation.

(e)	To eliminate depreciation expense recorded on Bravo assets which were excluded from the acquisition.

(f)	To adjust Bravo’s effective tax rate to Patina’s effective tax rates of 35% for the nine months ended September 30, 2002 and 36% for the year ended December 31, 2001.

(c)	Exhibits.

23.1 Consent of Independent Certified Public Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATINA OIL & GAS CORPORATION

By:	/s/ DAVID J. KORNDER
David J. Kornder Executive Vice President and Chief Financial Officer

Date: February 18, 2003

Exhibit Index

Exhibit Number	Description

23.1	Consent of Independent Certified Public Accountants.